                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                        OCTEL COMMUNICATIONS CORPORATION

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.001 per share (the "Shares"), of Octel Communications Corporation, a Delaware corporation (the "Company"), together with the associated rights (the "Rights") to purchase preferred shares issued pursuant to the Company's Second Amended and Restated Rights Agreement dated May 13, 1997, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See
Section 2 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares shall include the associated Rights, and all references to the Rights include the benefits that may enure to holders of the Rights pursuant to the Rights Agreement.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

          By Mail:                   By Facsimile:               By Hand/Overnight Courier:

       Tender & Exchange         (For Eligible Institutions          Tender & Exchange
          Department                       Only)                        Department
        P.O. Box 11248                (212) 815-6213                 101 Barclay Street
     Church Street Station                                         Receive and Deliver Window
      New York, New York          Confirm by Telephone:             New York, New York 10286
          10286-1248               1-800-507-9357


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Memo Acquisition Corp., a Delaware corporation (the "Purchaser") which is a wholly owned subsidiary of Lucent Technologies Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated July 23, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

Number of Shares                                  Name(s) of Record Holder(s)
----------------------------------------          ----------------------------------------------
Certificate Nos.                                  ----------------------------------------------
(if available):                                   ----------------------------------------------
----------------------------------------                           PLEASE PRINT
----------------------------------------          Address(es)
----------------------------------------          ---------------------------------------------
(Check one box if Shares                          ---------------------------------------------
will be tendered by book-entry transfer)          ZIP CODE
[ ] The Depository Trust Company                  Daytime Area Code
[ ] Philadelphia Depository Trust Company         and Tel. No.:
Account Number                                    ---------------------------------------------
----------------------------------------          Signature(s):
Dated:                                            ----------------------------------------------
----------------------------------------          ----------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

---------------------------------------------     ----------------------------------------------
Address:                                          AUTHORIZED SIGNATURE
---------------------------------------------     Name:

---------------------------------------------     ----------------------------------------------
ZIP CODE                                          PLEASE PRINT

Area Code and Tel No.:                            Title:
---------------------------------------------     ----------------------------------------------

                                                  Dated:
                                                  ----------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3